EXHIBIT 77H

Columbia Funds Series Trust I - Semi-Annual N-SAR report for the fiscal period ending 09/30/12

Columbia Active Portfolios - Select Large Cap Growth Fund
Columbia Pacific/Asia Fund
Columbia Select Large Cap Growth Fund
 (each a "Fund", collectively the "Funds")

N-SAR Item 77H: Changes in Control of Registrant

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia AP Select Large Cap Growth Fund

As of September 30, 2012
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Name of Person                          Ownership % of Series
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American Enterprise Investment 		100%
Svc
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As of March 31, 2012
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Name of Person                           Ownership % of Series
--------------------------------------   --------------------------------------
Columbia Management Investment 		 100%
Advsr
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Changes in Control Persons
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                                                   Date/Description of
                                                   Transaction(s) Became a, or
Name of Person             Ownership % of Series   Ceased to be, Control Person
-------------------------  ----------------------  ----------------------------

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